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                                                               Exhibit 23(p)(6)

                        Personal Trading Code of Ethics

I. Explanation of the Rule

Under Rule 17j-1 of the Investment Company Act of 1940 ("Investment Company Act"), mutual funds and their investment advisers and principal underwriters must Adopt a Code of Ethics to prevent fraud with respect to the personal trading activities of persons deemed to be "Access Persons." In addition, Rule 204A-1 of the Investment Advisers Act of 1940 (the "Investment Advisers Act") requires registered investment advisers to adopt a Code of Ethics.

Rule 204A-1 requires the adviser's Code of Ethics to set forth standards of conduct including the requirement to comply with federal securities laws. In addition, the adviser's Code of Ethics must require advisory personnel to report their personal securities holdings and transactions, including those in affiliated mutual funds.

Rule 17j-1 prohibits Access Persons from engaging in fraudulent, deceitful, or manipulative practices in connection with the purchase or sale of a security held or to be acquired by mutual funds. Rule 17j-1 also prohibits Access Persons from making any untrue statement of material fact or omitting to state material facts where necessary. This rule is designed to require the funds to adopt procedures that will foster the detection and prevention of Access Persons from engaging in fraudulent personal trading and other activities proscribed by the rule and reasonable diligence to prevent violations of the Codes of Ethics.

Pyramis Global Advisors, LLC ("Pyramis"), a subsidiary of FMR Corp, the parent company for most of the Fidelity Investments family of companies ("Fidelity"), has adopted the Fidelity Code of Ethics and follows a policy and procedures to ensure compliance with the Rule 17j-1 and Rule 204A-1 requirements.

II. Formal Citation of the Rule

Section 17 of the Investment Company Act and Rule 17j-1 thereunder entitled "Personal Investment Activities of Investment Company Personnel." For the full text of the rule, link to http://www.law.uc.edu/CCL/InvCoRis/Rule17j-1.html

Section 204A of the Investment Advisers Act and Rule 204A-1 there under entitled "Investment Adviser Code of Ethics." For the full text of the rule, link to http://www.law.uc.edu/CCL/InvAdvRis/rule204A-1.html

III. Responsible Compliance Group or Team

The Ethics Office, a group within Enterprise Compliance, is responsible for developing, maintaining, and communicating the requirements of Fidelity's combined Code of Ethics which covers the requirements of both Rule 17j-1 and Rule 204A-1.

IV. Means of Achieving Compliance

The Code of Ethics applies to officers, directors, and employees of Pyramis companies that are involved in the management or operations of Pyramis-advised accounts. The following three categories of employees are subject to the Code of Ethics, in ascending order of the restrictiveness of requirements that apply to them:

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Account-Knowledgeable Employees; Advisory Employees; and Research Analysts and
Portfolio Managers. Each category of employees is subject to progressively more stringent requirements relating to personal securities trading activities depending on the level of, access to information about trades, current portfolio holdings, securities transactions under consideration on behalf of the clients, research recommendations, or other client-related matters.

A. New Hire Orientation

A high-level review of the requirements under the Code of Ethics and other corporate policies is conducted during new hire orientation meetings.

B. Training and On-Going Advice and Guidance

Training sessions targeting selected employees are conducted annually by the Ethics Office. Ad-hoc sessions are conducted on an as-needed basis. Members of the Ethics Office provide on-going support and guidance to employees and managers through the Ethics Office Service Hotline and the Ethics Office email box.

C. Distribution and Acknowledgement of the Code of Ethics

The Code of Ethics is distributed annually to existing employees and to new hires upon joining Pyramis. Each employee must acknowledge receipt of the Code of Ethics electronically. Receipts are monitored and failure to acknowledge receiving the Code of Ethics results in escalation by the Ethics Office to the employee's manager.

D. Employee Compliance Framework

The Ethics Office has developed procedures for helping ensure employee compliance with the Code of Ethics. With limited exceptions as described in the Code of Ethics, Pyramis and Fidelity employees who work with Pyramis products are required to maintain their accounts through Fidelity Brokerage Services ("FBS"). Notices are generated by the Ethics Office to employees at various intervals to help ensure accounts are transferred or closed. Transactions executed through an account with FBS are provided electronically to a trade monitoring system maintained by the Ethics Office. For employees with outside brokerage accounts, the Ethics Office arranges to receive duplicate trade confirmation and account statements, within 30 days of the end of the calendar quarter, and the Ethics Office reviews such statements to ensure that they contain all information required by the Rule 17j-1 and Rule 204A-1. Employees are responsible for reporting all other transactions in covered securities within 30 days of the end of the quarter in which the transaction was completed. The Ethics Office has developed an electronic verification and certification system that requires employees subject to the Code of Ethics to review reported trades to ensure the trades are accurate and complete.

E. Classification and Notification of New Access Employees

The Ethics Office reviews a daily report of employee data to ensure employees are classified properly under the Code of Ethics and sends information notices to these individuals ensuring that they are aware of their additional responsibilities

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F. Report to the Board

Pyramis provides clients with a quarterly report that summarizes issues and material violations arising under the Code of Ethics and actions taken with respect to these violations since the date of the last report.

G. Reports to Pyramis senior management as appropriate.

On a quarterly basis, the Ethics Office reports to the Pyramis investment heads regarding certain trends and trading exceptions that have arisen for Pyramis portfolio managers and analysts.

V. Oversight Function

Members of the Ethics Office have day-to-day responsibility for performing oversight activities noted in Section VI below.

VI. Methods of Conducting Oversight

The Ethics Office has developed procedures for monitoring transactions in brokerage accounts covered by the Code of Ethics in order to detect violations of the trading prohibitions and restrictions. Reviews are performed by members of the Ethics Office on a daily, weekly, monthly or quarterly basis. Reports are typically generated from the Enhanced Code of Ethics System (ECOE) and then reviewed by the Ethics Office to detect defined violations, including violations of the 7-day blackout period applicable to portfolio managers. Each Fidelity distribution channel is responsible for monitoring Fidelity Fund transactions in customer accounts, including employee accounts, for compliance with prospectus limits.

The Ethics Office issues notices, warnings, and imposes sanctions for violations it detects and reports these actions to the Ethics Oversight Committee and Pyramis Compliance. Pyramis reports material violations and resulting actions to the client, along with other material issues related to the Code of Ethics.

VII. Attachments

Attachment I - Procedures to Prevent Violations of the Code of Ethics

Attachment II - Quarterly Standard Rule 17j-1 Report

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                                                                   Attachment I

            Procedures to Prevent Violations of the Code of Ethics

The Ethics Office has established the following processes, which are designed to prevent Access persons from violating the Code of Ethics.

                                                                      Targeted
                                                                      Provision
                                                 Responsible           of the
Procedure                   Process                 Party     Period    Code
---------        ------------------------------  ----------- -------- ---------
Offer Letter     Following a verbal job offer,    Human      Pre-Hire    All
                 candidates are provided an       Resources
                 offer packet, which includes
                 details of the offer and
                 information about Pyramis
                 Policies, including the Code.

New Hire         During the new hire              Ethics     Periodic    All
Orientation      orientation meeting, a high      Office
                 level review of the Code of
                 Ethics and other corporate
                 policies is delivered.

Annual           Education sessions are           Ethics     Annually    All
Education        conducted annually targeting     Office
Sessions         selected Access Persons, such
                 as portfolio managers,
                 analysts and traders. Ad-hoc
                 sessions are conducted on an
                 as-needed basis.

Distribution and The Code is distributed to       Ethics     Upon        All
Acknowledgment   existing employees annually.     Office     Hire and
                 Acknowledgement of receipt and              Annually
                 understanding is due by
                 January each year. New hires
                 receive the Code in their
                 offer package and are expected
                 to acknowledge receipt and
                 understanding within seven
                 business days of hire.
                 Distribution and
                 acknowledgement are
                 electronic, with automated
                 escalation to managers.

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                                                                      Targeted
                                                                      Provision
                                                Responsible            of the
Procedure                  Process                 Party     Period     Code
---------      -------------------------------- ----------- --------- ---------
Automated      Trade reporting is obtained        FBS       Nightly    All
Reporting from electronically on a nightly
FBS            basis from FBS for all
               disclosed FBS accounts.

Automated      Accounts: Upon disclosure of an    Ethics    On-going   Section
Notices        external account, automated        Office               III
               policy notices are generated at
               specified intervals until
               accounts are transferred or
               closed. Statements: Automated
               notices are generated quarterly
               to employees if external
               account statements have not
               been provided as required.
               Automated escalation to manager
               occurs at specified intervals
               if the employee does not
               respond to the request.

Manual Notices Notices are provided to            Ethics    Weekly     Section
               employees who have not Yet         Office               III
               filed required forms (Personal
               Account Disclosure Form and
               Personal Holdings Disclosure
               Form). Periodic escalation to
               managers if not provided within
               time frame specified.

Trade          Access employees are provided      Ethics    Quarterly  Section
Verification   with a quarterly report of         Office               III
               trades, which they must certify
               is accurate and complete.
               Pre-clearance requests are not
               accepted after the due date of
               the report until the
               verification has been completed.

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                                                                      Targeted
                                                                      Provision
                                                  Responsible          of the
Procedure                   Process                  Party    Period    Code
---------      ---------------------------------  ----------- ------- ---------
Detect and     A review of changes to Employee    Ethics      Daily   Section
Notify New     data is performed to detect new    Office              IV.A and
Access Persons Access Persons. Information                            IV. B
               notices are sent to new Access
               Persons to raise awareness of
               additional requirements of the
               Code.

Access Code    Access coding is reviewed          Ethics      Monthly Section
Audit          periodically to ensure employees   Office              IV.A and
               defined under the Code as Access                       IV. B
               Persons have been previously
               identified and notified.

Account        Once identified, Investment        Ethics      Daily   Section
Restrictions   Professional accounts are marked   Office              IV.A
               to reflect pre-clearance is
               required. For marked accounts,     Designated
               trading personnel inquire whether  Employee
               an order has been properly         Trading
               pre-cleared before accepting it.   Personnel

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
                                                                      Targeted
                                                                      Provision
                                             Responsible               of the
Procedure                Process                Party       Period      Code
---------     -----------------------------  ----------- ------------ ---------
Pre-clearance The pre-clearance                Ethics    Pre-Trade    Sections
              system denies transactions if    Office                 III, IV,
              the client trading on the day                           V, VI
              of the request exceed
              established parameters. In
              addition, transactions are
              denied if they would violate
              the following provisions of
              the Code:

                  .  7-day blackout period
                     applicable to
                     portfolio managers
                  .  2-day blackout period
                     applicable to
                     specified employees
                  .  Specific restrictions
                     applicable to traders
                     and analysts
                  .  Annual acknowledgement
                     and completion of
                     other mailings
                  .  Restricted securities
                     & trading strategies

Portfolio     Upon notice of fund manager      Ethics    On-going     Section
Assignment    changes from Pyramis, the        Office                 VI
Updates       Ethics Office verifies the
              assignment is accurately
              reflected in its systems.

New Portfolio Information notices are          Ethics    Upon         Section
Manager       provided to new portfolio        Office    Notification VI
Notifications managers to raise awareness                of New
              of the additional                          Assignment
              requirements of the Code
              applicable to portfolio
              managers.

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                                                                      Targeted
                                                                      Provision
                                                  Responsible          of the
Procedure                 Process                    Party    Period    Code
---------  -------------------------------------  ----------- ------- ---------

Portfolio  Assignment information is reviewed to    Ethics    Monthly  Section
Assignment ensure the pre-clearance system          Office             VI
Audit      accurately prevents violations of the
           7-day blackout period applicable to
           portfolio managers and to ensure
           proper post trade testing of
           transactions.

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                                                                  Attachment II

                          Quarterly Rule 17J-1 Report

Date

Name and Address of Board
Of Sub-Advised Client

I hereby certify to the {name of board} of the {company name}, Inc. (the "Fund") that for period {state date} to {end date}, in accordance with Rule 17j-1 under the Investment Company Act, Pyramis Global Advisors, LLC ("Pyramis"), a subsidiary of FMR Corp, the parent company for most of the Fidelity Investments family of companies ("Fidelity") has:

    1. Adopted a Code of Ethics that includes provisions reasonably necessary to prevent Access Persons from engaging in any of the following conduct in connection with the purchase or sale, directly or indirectly, of any security held or to be acquired by the Funds.

       .  Employing any device, scheme or artifice to defraud the Funds;

       . Making any untrue statement of a material fact to the Funds or omitting to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

       . Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit of the Funds or;

       .  Engaging in any manipulative practice with respect to the Funds.

    2. Adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

In addition, I submit the following report on violations or issues we have deemed to be material:

       Material Code or Procedure Violations

    1. Pyramis has detected no instances in which an employee of {advisor name}, who was engaged in activities related to the Fund, has been terminated due to a violation of the Code of Ethics.

    2. Pyramis has detected no instances in which a trading restriction or trading ban has been imposed on an employee of {advisor name}, who was engaged in activities related to the Fund, for a violation of the Code.

    3. Pyramis has detected no violations of the ban on personal trading during the seven-day blackout period, where a personal transaction has
       (a) preceded a fund transaction and the two transactions were on the same side of the market; or (b) occurred after a fund transaction and the two transactions were on opposite sides of the market, for an employee of {advisor name} who was engaged in activities related to the Fund.

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       Other Material Matters

    1. Pyramis has detected no significant violations of internal standards of business conduct by an employee of {advisor name} who was engaged in activities related to the Fund that were reported to the Ethics Office and resulted in termination from employment.

    2. Pyramis has detected no significant violations of the law by an employee of {advisor name} who was engaged in activities related to the Fund that were reported to the Ethics Office and resulted in termination from employment.

I make this certification and report on behalf of {advisor name} on this {day} day of {month} {year}.


                                                  -----------------------------
                                                  {Authorized Signatory}